UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2011

HARRY & DAVID HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-127173	20-8884389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 South Pacific Highway, Medford, OR	97501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (541) 864-2362

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 423 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on March 28, 2011, Harry & David Holdings, Inc. (the “Company”) and its subsidiaries Harry and David, Harry & David Operations, Inc. and Bear Creek Orchards, Inc. (together with the Company, the “Debtors”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors will continue to operate their businesses and manage their properties as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On May 2, 2011, the Debtors entered into separate amendments (the “Amendments”) to (a) the Support Agreement, dated March 27, 2011 (the “Support Agreement”), among the Company and holders of an aggregate of approximately $160 million in principal amount of the outstanding Senior Floating Rate Notes due 2012 and/or 9.0% Senior Notes due 2013 of Harry and David (together, the “Notes”), which sets forth the terms and conditions of a restructuring of the Debtors’ pre-petition obligations that would be consummated through a chapter 11 plan of reorganization (the “Plan”), (b) the Backstop Stock Purchase Agreement, dated as of March 27, 2011 (the “Backstop Agreement”), among the Debtors and certain holders of the Notes that provides for the purchase by such holders of shares of new common stock of the reorganized Company not purchased pursuant to the exercise of subscription rights to be offered to certain creditors as contemplated by the Plan, (c) the documents governing the Debtors’ $100 million senior asset based credit facility for debtor-in-possession financing (the “DIP ABL Facility”) provided by UBS AG, Stamford Branch, Ally Commercial Finance LLC and UBS Loan Finance LLC and with UBS AG, Stamford Branch acting as the administrative agent, and (d) the documents governing the Debtors’ $55 million junior term note facility (the “Junior DIP Facility”) provided by certain holders of Notes.

The Amendments extend the dates by which the Debtors are obligated under the Support Agreement, Backstop Agreement, DIP ABL Facility and Junior DIP Facility to obtain entry of orders of the Bankruptcy Court relating to (a) the Debtors’ debtor-in-possession financing, (b) the Backstop Agreement, and (c) certain procedures relating to the offering of subscription rights from May 2, 2011 until May 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRY & DAVID HOLDINGS, INC.

By:	/s/ Edward F. Dunlap
Name:	Edward F. Dunlap
Title:	Chief Financial Officer

Date: May 5, 2011